UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2022

Beyond Air, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38892	47-3812456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Stewart Avenue, Suite 301

Garden City, NY 11530

(Address of Principal Executive Offices and Zip Code)

(516) 665-8200

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	XAIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Change in Registrant’s Certifying Accountant.

Based on information provided by Friedman LLP (“Friedman”), effective September 1, 2022, Friedman, which has served as the independent registered public accounting firm of Beyond Air, Inc. (the “Company”) since 2019, combined with Marcum LLP (“Marcum”), an independent registered public accounting firm. Following the combination, Friedman continues to operate as an independent registered public accounting firm but the services previously provided by Friedman will now be provided by Marcum.

As a result, the Audit Committee of the Company has approved the dismissal of Friedman and the engagement of Marcum on October 6, 2022 to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023.

Friedman’s reports regarding the Company’s financial statements for the years ended March 31, 2022 and March 31, 2021 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the interim period from the end of the most recently completed year through October 6, 2022, the date of Marcum’s engagement, there were no (i) disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to Friedman’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports, or (ii) “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Friedman with a copy of the foregoing disclosures and requested that Friedman furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of Friedman’s letter furnished pursuant to that request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

As previously disclosed, Marcum previously served as the Company’s independent registered public accounting firm until its dismissal on April 16, 2019, when the Company appointed Friedman as the Company’s independent registered public accounting firm. During the Company’s two most recent fiscal years ended March 31, 2022 and 2021 and the subsequent interim period through October 6, 2022, neither the Company nor anyone on its behalf has consulted with Marcum regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as such terms are defined in Regulation S-K Item 304(a)(1)(iv) and (v), respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Friedman LLP to the Securities and Exchange Commission, dated October 6, 2022
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND AIR, Inc.

Date: October 6, 2022	By:	/s/ Steven A. Lisi
	Name:	Steven A. Lisi
	Title	Chief Executive Officer